UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 4, 2009

WORKSTREAM INC.

(Exact Name of Registrant as Specified in Charter)

CANADA	001-15503	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 N. KELLER ROAD, SUITE 500, MAITLAND, FL 32751

(Address of Principal Executive Offices) (Zip Code)

(407) 475-5500

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 4, 2009, Workstream Inc. (the “Company”) entered into an employment agreement with Jerome Kelliher, 38 years old, pursuant to which Mr. Kelliher agreed to become the Chief Financial Officer of the Company beginning on December 7, 2009.   From August 1995 until joining the Company, Mr. Kelliher served in various management positions domestically and internationally with Ernst & Young LLP, culminating as a Managing Partner in E&Y’s Moscow, Russia office.

Mr. Kelliher's employment agreement has a one-year term that expires on December 4, 2010 and which automatically renews at the end of the initial or any renewal term for an additional one-year term unless either party provides prior notice of non-renewal. Mr. Kelliher will earn an annual base salary of not less than U.S. $160,000 and will also be entitled to a bonus of up to U.S. $40,000 based on the achievement of mutually agreed upon objectives. In addition, the Company granted Mr. Kelliher an option to purchase 160,000 common shares of the Company at an exercise price of U.S. $.30 per share, the closing price of the shares on December 7, 2009, pursuant to the terms and conditions of the Company's 2002 Amended and Restated Stock Option Plan. Such options will vest in three equal annual installments beginning on the first anniversary of the date of grant. In addition, the Company granted Mr. Kelliher 50,000 Restricted Stock Units that vest in three equal annual installments beginning on the first anniversary of the date of grant.

If Mr. Kelliher’s employment is terminated by the Company without “cause” or by Mr. Kelliher for “good reason” (as such terms are defined in the employment agreement), he will be entitled to a payment from the Company equal to (a) three months’ salary if the employment is terminated during the first six months of full time employment or (b) six months’ salary if the employment is terminated after six months of full time employment.

In the event of a “change of control” (as defined in the employment agreement) during the term of the agreement, all unvested stock options and Restricted Stock Units held by Mr. Kelliher will become immediately vested and exercisable in full. If following a change of control Mr. Kelliher is terminated for any reason other than “cause,” Mr. Kelliher will receive a payment equal to the greater of (a) the amounts to which he is entitled as described in the preceding paragraph or (b) the remaining salary for the term of the agreement.

Attached as Exhibit 10.1 is a copy of Mr. Kelliher’s employment agreement with the Company.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement dated as of December 4, 2009 between Jerome Kelliher and Workstream Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSTREAM INC.

Dated: December 10, 2009	By:	/s/ Michael Mullarkey
Name: Michael Mullarkey Title: Chief Executive Officer